EXHIBIT 10.20

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of April 1, 2016 by and between Hancock Jaffe Laboratories, Inc., a Delaware corporation (“HJL”) and Hancock Jaffe Laboratories Aesthetics, Inc., a Delaware corporation (“HJL Aesthetics”).

RECITALS

WHEREAS, HJL desires to provide certain development and related services to HJL Aesthetics for the development of HJL Aesthetic’s dermal filler product candidate;

WHEREAS, HJL has previously paid HJL Aesthetics $445,200.00 in exchange for the exclusive and worldwide right to provide the development and manufacturing services to HJL Aesthetics through December 31, 2025 and for the right to buy 484,358 shares of Common Stock, $0.001 par value per share (the “Common Stock”) for an aggregate of $4,194,540.28 which purchase price shall be payable in accordance with the terms set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises of the parties, the parties agree as follows:

1.       Purchase of Shares. Subject to the terms and conditions of this Agreement, HJL has the right, but not the obligation, to purchase an aggregate of 484,358 shares of Common Stock (the “Shares”) in accordance with Schedule A. The purchase price for each of the Shares is $8.66. In the event that HJL elects not to purchase any Shares on a date indicated on Schedule A, it may purchase such Shares on another date upon the mutual agreement of HJL and HJL Aesthetics but not later than January 15, 2017.

2.       Closing; Delivery of Shares. The closing of the purchase and sale of the Shares shall take place at the offices of HJL Aesthetics (the “Closing”) at such other time or place as the parties mutually agree. At the Closing, HJL Aesthetics shall deliver to HJL a certificate representing the Shares that HJL is purchasing at the Closing against payment of the purchase price therefor by check or wire transfer.

3.       Exclusive Right to Provide Services. HJL Aesthetics hereby grants to HJL an exclusive right for a period through December 31, 2025, to provide development and manufacturing services for any and all product candidates developed by HJL Aesthetics during that period. If HJL agrees to provide such services, HJL and HJL Aesthetics shall enter into a separate development and/or manufacturing services agreement for such services, on or before January 15, 2017.

4.       Investment Representations of HJL. HJL acknowledges that it is aware that the Shares to be sold to it by HJL Aesthetics pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”). In connection therewith, HJL warrants and represents to HJL Aesthetics as follows:

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(a)       HJL is receiving the Shares solely for HJL’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. HJL also represents that the entire legal and beneficial interest of the Shares is being transferred for, and will be held for the account of, HJL only and neither in whole nor in part for any other person. HJL is receiving the Shares in a private transaction and not pursuant to a distribution or through a general solicitation or advertisement.

(b)       HJL is an “accredited investor” for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Act.

(c)       HJL hereby acknowledges that:

(i)       The Shares have not been registered under the Act, and such Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available; and

(ii)       It is understood that the certificates representing the Shares may bear one or more legends including, but not limited to, a legend in substantially the following form:

(A)       “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(B)       Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

5.       Representations and Warranties of HJL Aesthetics. HJL Aesthetics hereby represents and warrants and covenants to HJL as follows:

(a)       Organization, Good Standing and Qualification. HJL Aesthetics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and proposed to be conducted in the future. HJL Aesthetics is duly qualified to transact business and is in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on its business or properties.

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(b)       Authorization. All corporate actions on the part of HJL Aesthetics, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of HJL Aesthetics hereunder and thereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Shares have been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of HJL Aesthetics, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

(c)       Valid Issuance of Shares. The Shares when authorized, issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of HJL in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(d)       No Conflict. The execution and delivery by HJL Aesthetics of this Agreement and the performance by HJL Aesthetics of its obligations hereunder (including the issuance and sale of the Shares) do not require HJL Aesthetics to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the date hereof or not required to be obtained until after the date hereof.

(e)       Capitalization. The authorized capital stock of HJL Aesthetics, as of the date of this Agreement, consists of 2,000,000 shares of Common Stock, of which 1,054,000 shares are issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition from HJL Aesthetics of any of its securities.

(f)       Absence of Defaults. The execution and delivery of this Agreement and the performance of its obligations hereunder (including the issuance and sale of the Shares) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of HJL Aesthetics or the Certificate of Incorporation or Bylaws of HJL Aesthetics. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such key agreements and instruments or in any license, permit or authorization to which HJL Aesthetics is a party or by which it may be bound.

(g)       Litigation. There is no action, suit, proceeding or investigation pending or, to HJL Aesthetics’s knowledge, currently threatened against HJL Aesthetics that questions the validity of this Agreement or the right of HJL Aesthetics to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of HJL Aesthetics, financially or otherwise, nor is HJL Aesthetics aware that there is any basis for the foregoing. HJL Aesthetics is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by HJL Aesthetics currently pending or which HJL Aesthetics intends to initiate.

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(h)       Compliance with Laws. HJL Aesthetics has conducted its business in compliance with all applicable (i) laws, statutes, ordinances, regulations, rules, notice requirements, common law, agency guidelines and orders of any foreign, federal, state or local courts or governmental agencies, departments or authorities (“Authorities”) (together, “Regulations”) and (ii) judgments, decisions, consent decrees, injunctions, rulings or orders of any Authorities that are binding on HJL Aesthetics or its property under applicable law (together, “Court Orders”), except as would not reasonably be expected to cause a material adverse effect on HJL Aesthetics’s business.

6.Miscellaneous.

(a)       Entire Agreement; Amendment. This Agreement embodies all of the agreements and understandings of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto. The parties agree to execute such further instruments and to take such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement. This Agreement may not be amended or modified, except by a written instrument signed by all of the parties affected thereby. No waiver of any right hereunder shall be effective unless it is given in a written document or instrument signed by the party waiving such right.

(b)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(c)       Headings. The paragraph headings included herein are for convenience of reference only and shall not be considered in, and shall not affect, the interpretation or application of any of the provisions hereof.

(d)       Counterparts. This Agreement may be executed in separate counterparts, each of which shall constitute one and the same agreement and, provided that each of the parties hereto has executed and delivered at least one such counterpart, this Agreement shall be effective even if all of the parties have not executed the same counterpart of this Agreement.

(e)       Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(f)       Severability. Any provision of this Agreement that is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, shall be ineffective to the extent of such illegality, unenforceability or invalidity, but any such provision shall be enforced to the fullest extent possible to avoid such illegality, unenforceability or invalidity, and each other provision of this Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the date first written above.

HANCOCK JAFFE LABORATORIES, INC.

By:
Name:	William Abbott
Its:	Chief Financial Officer

HANCOCK JAFFE LABORATORIES AESTHETICS, INC.

By:
Name:	Norman Jaffe
Its:	President

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Schedule A

Payment	Date	Number of Shares

$179,998.10	April 18, 2016	20,785

$179,998.10	May 18, 2016	20,785

$179,998.10	June 18, 2016	20,785

$179,998.10	July 18, 2016	20,785

$179,998.10	August 18, 2016	20,785

$179,998.10	September 18, 2016	20,785

$179,998.10	October 18, 2016	20,785

$179,998.10	November 18, 2016	20,785

$179,998.10	January 1, 2017	20,785

$2,574,557.38	January 15, 2017	297,293

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